NeoPhotonics Reports Second Quarter 2021 Financial Results

•Product Revenue for 400G and above applications grew 100% year-over-year
•400ZR modules are in General Availability

SAN JOSE, Calif. — August 3, 2021 - NeoPhotonics Corporation (NYSE: NPTN), a leading developer of silicon photonics and advanced hybrid photonic integrated circuit-based lasers, modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its second quarter of 2021.

“Building on our strong performance in the second quarter, we see accelerating growth in the back half of the year, driven by the initial ramp of 400ZR and related products adding to our 400G+ suite,” said Tim Jenks, Chairman and CEO of NeoPhotonics. “We are ramping our modules and component level products, including our Nano Tunable Laser, putting us in a good position to return to profitability,” concluded Mr. Jenks.

Second Quarter 2021 Summary

•Revenue was $65.0 million, up 7% quarter-over-quarter and down 37% year-over-year
•Gross margin was 15.2%, down from 21.9% in the prior quarter
•Non-GAAP gross margin was 21.7%, down from 22.4% in the prior quarter
•Net loss per share was $0.34, compared to net loss of $0.21 per share in the prior quarter
•Non-GAAP net loss per share was $0.22, compared to Non-GAAP net loss of $0.15 per share in the prior quarter
•Adjusted EBITDA was negative $5.4 million, down from a negative $0.7 million in the prior quarter

Non-GAAP results in the second quarter of 2021 exclude a $3.3 million end-of-life related inventory write-down, $2.3 million of stock-based compensation and $0.4 million of accelerated depreciation, amortization and other charges. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.

As of June 30, 2021, cash and cash equivalents, short-term investments and restricted cash totaled $95 million.

Outlook for the Quarter Ending September 30, 2021

	GAAP	Non-GAAP
Revenue	$76 to $84 million
Gross Margin	24% to 29%	25% to 30%
Operating Expenses	$26 to $27 million	$23 to $24 million
Earnings per share	($0.20) to ($0.10)	($0.10) to $0.00

The non-GAAP outlook for the third quarter of 2021 excludes the expected impact of stock-based compensation expense of approximately $3.3 million, of which $0.7 million is estimated for cost of goods sold, accelerated depreciation and amortization of $0.5 million.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s non-GAAP and Adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call

The Company will host a conference call today, Tuesday, August 3, 2021 at 4:30 p.m. EDT (1:30 p.m. PDT). The call will be available, live, to interested partied by dialing 800-437-2398 or +1 313-209-6317. The Conference ID number is 5316525. Please dial into the conference call 5-10 minutes prior to the scheduled start time.

A live webcast will be available in the Investor Relations section of NeoPhotonics’ website at: http://ir.neophotonics.com/phoenix.zhtml?c=236218&p=irol-calendar.

A replay of the webcast will be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics

NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high-speed products, and the Company’s market position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in key countries; possible reduction in or volatility of customer orders or delays in shipments of products to customers; possible disruptions in the supply chain or in demand for the Company’s products timing of customer drawdowns of vendor-managed inventory; potential governmental trade actions; ; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; ability of the Company to meet customer demand; volatility in utilization of manufacturing operations and manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; potential pricing pressure that may arise from changing conditions in the industry or negotiating leverage of buyers; the discontinuance or end of life of products; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow; changes in economic and industry projections; and a decline in general conditions in the telecommunications equipment industry, the cloud and datacenter industry, or the world economy generally. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Reports on Form 10-K for the year ended December 31, 2020. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

©2021 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Jun. 30, 2021	Dec. 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$66,836	$95,117
Short-term investments	27,672	27,669
Restricted cash	495	489
Accounts receivable, net	47,763	45,232
Inventories	44,341	46,901
Prepaid expenses and other current assets	14,307	20,173
Total current assets	201,414	235,581
Property, plant and equipment, net	59,942	66,765
Operating lease right-of-use assets	14,452	13,823
Purchased intangible assets, net	1,139	1,468
Goodwill	1,115	1,115
Other long-term assets	5,193	4,912
Total assets	$283,255	$323,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,648	$43,539
Current portion of long-term debt	3,033	3,232
Accrued and other current liabilities	25,461	42,053
Total current liabilities	75,142	88,824
Long-term debt, net of current portion	27,488	30,327
Operating lease liabilities, noncurrent	14,787	14,522
Other noncurrent liabilities	8,446	9,584
Total liabilities	125,863	143,257

Stockholders’ equity:
Common stock	130	126
Additional paid-in capital	602,877	597,460
Accumulated other comprehensive income	1,423	1,735
Accumulated deficit	(447,038)	(418,914)
Total stockholders’ equity	157,392	180,407
Total liabilities and stockholders’ equity	$283,255	$323,664

NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Jun. 30, 2020	Jun. 30, 2021	Jun. 30, 2020
Revenue	$65,010	$60,926	$103,171	$125,935	$200,572
Cost of goods sold (1)	55,135	47,587	69,669	102,721	137,344
Gross profit	9,875	13,339	33,502	23,214	63,228
Gross margin	15.2%	21.9%	32.5%	18.4%	31.5%
Operating expenses:
Research and development (1)	15,410	13,098	13,689	28,508	25,573
Sales and marketing (1)	3,362	3,865	4,279	7,227	7,938
General and administrative (1)	7,398	7,294	8,803	14,692	15,592
Acquisition and asset sale related costs (recoveries)	(36)	163	120	127	132
Restructuring charges	22	—	—	22	—
Total operating expenses	26,156	24,420	26,891	50,576	49,235
Income (loss) from operations	(16,281)	(11,081)	6,611	(27,362)	13,993
Interest income	140	105	22	245	120
Interest expense	(220)	(227)	(301)	(447)	(679)
Other income (expense), net	(880)	1,143	(195)	263	1,003
Total interest and other income (expense), net	(960)	1,021	(474)	61	444
Income (loss) before income taxes	(17,241)	(10,060)	6,137	(27,301)	14,437
Income tax provision	(191)	(632)	(412)	(823)	(2,405)
Net income (loss)	$(17,432)	$(10,692)	$5,725	$(28,124)	$12,032
Basic net income (loss) per share	$(0.34)	$(0.21)	$0.12	$(0.55)	$0.25
Diluted net income (loss) per share	$(0.34)	$(0.21)	$0.11	$(0.55)	$0.24
Weighted average shares used to compute basic net income (loss) per share	51,634	50,717	49,077	51,178	48,846
Weighted average shares used to compute diluted net income (loss) per share	51,634	50,717	51,661	51,178	51,124

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$572	$548	$621	$1,120	$1,158
Research and development	744	862	999	1,606	1,757
Sales and marketing	261	554	738	815	1,268
General and administrative	763	1,313	1,429	2,076	2,122
Total stock-based compensation expense	$2,340	$3,277	$3,787	$5,617	$6,305

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Jun. 30, 2020	Jun. 30, 2021	Jun. 30, 2020
NON-GAAP GROSS PROFIT:
GAAP gross profit	$9,875	$13,339	$33,502	$23,214	$63,228
Stock-based compensation expense	572	548	621	1,120	1,158
Amortization of purchased intangible assets	153	185	184	338	368
Depreciation of acquisition-related fixed asset step-up	3	(6)	(8)	(3)	(20)
End-of-life related inventory write-down (sell-through)	3,257	(577)	—	2,680	—
Accelerated depreciation	157	174	—	331	—
Restructuring charges	113	—	—	113	—
Non-GAAP gross profit	$14,130	$13,663	$34,299	$27,793	$64,734
Non-GAAP gross margin as a % of revenue	21.7%	22.4%	33.2%	22.1%	32.3%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$26,156	$24,420	$26,891	$50,576	$49,235
Stock-based compensation expense	(1,768)	(2,729)	(3,166)	(4,497)	(5,147)
Depreciation of acquisition-related fixed asset step-up	(21)	(25)	(28)	(46)	(57)
Acquisition and asset sale related costs (recoveries)	36	(163)	(120)	(127)	(132)
Restructuring charges	(22)	—	—	(22)	—
Non-GAAP total operating expenses	$24,381	$21,503	$23,577	$45,884	$43,899
Non-GAAP total operating expenses as a % of revenue	37.5%	35.3%	22.9%	36.4%	21.9%

NON-GAAP OPERATING INCOME (LOSS):
GAAP income (loss) from operations	$(16,281)	$(11,081)	$6,661	$(27,362)	$13,993
Stock-based compensation expense	2,340	3,277	3,787	5,617	6,305
Amortization of purchased intangible assets	153	185	184	338	368
Depreciation of acquisition-related fixed asset step-up	24	19	20	43	37
Acquisition and asset sale related costs (recoveries)	(36)	163	120	127	132
End-of-life related inventory write-down (sell-through)	3,257	(577)	—	2,680	—
Accelerated depreciation	157	174	—	331	—
Restructuring charges	135	—	—	135	—
Non-GAAP income (loss) from operations	$(10,251)	$(7,840)	$10,772	$(18,091)	$20,835
Non-GAAP operating margin as a % of revenue	(15.8)%	(12.9)%	10.4%	(14.4)%	10.4%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Jun. 30, 2020	Jun. 30, 2021	Jun. 30, 2020
NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$(17,433)	$(10,692)	$5,725	$(28,124)	$12,032
Stock-based compensation expense	2,340	3,277	3,787	5,617	6,305
Amortization of purchased intangible assets	153	185	184	338	368
Depreciation of acquisition-related fixed asset step-up	24	19	20	43	37
Acquisition and asset sale related costs (recoveries)	(36)	163	120	127	132
End-of-life related inventory write-down (sell-through)	3,257	(577)	—	2,680	—
Accelerated depreciation	157	174	—	331	—
Restructuring charges	135	—	—	135	—
Income tax effect of Non-GAAP adjustments	(17)	(2)	(1,160)	(19)	(1,134)
Non-GAAP net income (loss)	$(11,420)	$(7,453)	$8,676	$(18,872)	$17,740
Non-GAAP net income (loss) as a % of revenue	(17.6)%	(12.2)%	8.4%	(15.0)%	8.8%

ADJUSTED EBITDA:
GAAP net income (loss)	$(17,433)	$(10,692)	$5,725	$(28,124)	$12,032
Stock-based compensation expense	2,340	3,277	3,787	5,617	6,305
Amortization of purchased intangible assets	153	185	184	338	368
Depreciation of acquisition-related fixed asset step-up	24	19	20	43	37
Acquisition and asset sale related costs (recoveries)	(36)	163	120	127	132
End-of-life related inventory write-down (sell-through)	3,257	(577)	—	2,680	—
Accelerated depreciation	157	174	—	331	—
Restructuring charges	135	—	—	135	—
Interest expense, net	80	122	279	202	559
Income tax provision	191	632	412	823	2,405
Depreciation expense	5,771	6,003	6,414	11,774	12,887
Adjusted EBITDA	$(5,361)	$(694)	$16,941	$(6,054)	$34,725
Adjusted EBITDA as a % of revenue	(8.2)%	(1.1)%	16.4%	(4.8)%	17.3%

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net income (loss) per share	$(0.34)	$(0.21)	$0.12	$(0.55)	$0.25
GAAP diluted net income (loss) per share	$(0.34)	$(0.21)	$0.11	$(0.55)	$0.24
Non-GAAP basic net income (loss) per share	$(0.22)	$(0.15)	$0.18	$(0.37)	$0.36
Non-GAAP diluted net income (loss) per share	$(0.22)	$(0.15)	$0.16	$(0.37)	$0.33

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	51,634	50,717	49,077	51,178	48,846
SHARES USED TO COMPUTE GAAP DILUTED NET INCOME (LOSS) PER SHARE	51,634	50,717	51,661	51,178	51,124
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	51,634	50,717	54,303	51,178	53,338

Contacts

NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com